                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ____)

   Filed by the Registrant                    [X]
   Filed by a Party other than the Registrant [_]

   Check the appropriate box:
   [_]  Preliminary Proxy Statement           [_]  Confidential, for use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
   [X]  Definitive Proxy Statement
   [_]  Definitive Additional Materials
   [_]  Soliciting Material Pursuant to Rule 14a-12

                               NMT Medical, Inc.
              ----------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    -------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1.   Title of each class of securities to which transaction applies:
                                                                       ---------
   2.   Aggregate number of securities to which transaction applies:
                                                                    ------------
   3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                                      --------------------------

   4.   Proposed maximum aggregate value of transaction:
                                                        ------------------------
   5.   Total fee paid:
                       ---------------------------------------------------------

   [_]  Fee paid previously with preliminary materials:
                                                        ------------------------
   [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   1.   Amount previously paid:
                               -------------------------------------------------

   2.   Form, Schedule or Registration Statement No.:
                                                     ---------------------------

   3.   Filing Party:
                     -----------------------------------------------------------

   4.   Date Filed:
                   -------------------------------------------------------------

                               NMT MEDICAL, INC.
                              27 Wormwood Street
                       Boston, Massachusetts 02210-1625

                 Notice of 2002 Annual Meeting of Stockholders
                      To Be Held on Friday, June 28, 2002

   The 2002 Annual Meeting of Stockholders of NMT Medical, Inc. (the "Company") will be held at the Federal Complex Room at the World Trade Center, 200 Seaport Boulevard, Boston, Massachusetts 02210, on Friday, June 28, 2002 at 10:00 a.m., local time, to consider and act upon the following matters:

    1. To elect seven members of the Board of Directors, each to serve for a term expiring at the next Annual Meeting of Stockholders;

    2. To approve an amendment to the 1996 Stock Option Plan for Non-Employee Directors to (i) increase the number of shares underlying each option granted thereunder to newly elected directors from 15,000 to 20,000 shares, (ii) grant an option thereunder, following each annual meeting of stockholders, to purchase 2,000 shares to each eligible director who served as the chairperson of a committee of the Board of Directors during the fiscal year preceding such annual meeting and (iii) grant an option thereunder, following each annual meeting of stockholders, to purchase 1,000 shares to each eligible director who served as a member of a committee of the Board of Directors (other than the chairperson of such committee) during the fiscal year preceding such annual meeting; and

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

   Stockholders of record at the close of business on May 3, 2002 are entitled to notice of and to vote at the meeting or any adjournment thereof.

                                          By Order of the Board of Directors,

                                          Richard E. Davis, Secretary

Boston, Massachusetts
May 20, 2002

   WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                               NMT MEDICAL, INC.
                              27 Wormwood Street
                       Boston, Massachusetts 02210-1625

                            Proxy Statement for the
                      2002 Annual Meeting of Stockholders
                          To Be Held on June 28, 2002

   This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of NMT Medical, Inc. (the "Company") for use at the 2002 Annual Meeting of Stockholders to be held at the Federal Complex Room at the World Trade Center, 200 Seaport Boulevard, Boston, Massachusetts 02210, on Friday, June 28, 2002 at 10:00 a.m., local time, and at any adjournment of that meeting (the "Annual Meeting"). All proxies will be voted in accordance with the stockholders' instructions and, if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

   At the close of business on May 3, 2002, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 11,509,537 shares of common stock of the Company, par value $.001 per share (the "Common Stock"), constituting all of the outstanding voting stock of the Company. Each share of Common Stock entitles the record holder to one vote on each of the matters to be voted upon at the Annual Meeting.

   The Company's Annual Report for the year ended December 31, 2001 is being mailed to stockholders with the mailing of this Notice and Proxy Statement and the enclosed proxy on or about May 21, 2002.

   A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission will be furnished without charge to any stockholder upon written request to the Secretary, NMT Medical, Inc., 27 Wormwood Street, Boston, Massachusetts 02210-1625.

Votes Required

   The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock present at the Annual Meeting or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

   The affirmative vote of the holders of a plurality of the shares of Common Stock voting on the matter is required for the election of directors.

   The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required to approve the proposed amendments to the Company's 1996 Stock Option Plan for Non-Employee Directors.

   Shares which abstain from voting as to a particular matter and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be voted in favor of such matter and will not be counted as shares voting or votes cast on such matter. Accordingly, abstentions and "broker non-votes" will have no effect with respect to the voting on the election of directors, which requires the affirmative vote of a plurality of the votes cast or shares voting on the matter. In addition, abstentions and "broker non-votes" will have no effect with respect to the voting on the proposed amendments to the Company's 1996 Stock Option Plan for Non-Employee Directors, which requires the affirmative vote of a majority of the votes cast or shares voting on the matter.

Stock Ownership of Certain Beneficial Owners and Management

   The following table sets forth certain information as of February 15, 2002 with respect to the beneficial ownership of the Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director of the Company,
(iii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption "Executive Compensation" below and (iv) all directors and executive officers of the Company as a group:

                                                              Percentage
                                                  Number of       of
                                                    Shares    Outstanding
                                                 Beneficially   Common
       Name and Address of Beneficial Owner(1)     Owned(2)    Stock(3)
       ---------------------------------------   ------------ -----------
       Entities affiliated with Whitney & Co.(4)  2,504,010      22.16%
         177 Broad Street
         Stamford, CT 06901

       State of Wisconsin Investment Board(5)...    677,500       6.00%
         P.O. Box 7842
         Madison, WI 53707

       Dimensional Fund Advisors Inc.(6)........    649,500       5.75%
         1299 Ocean Avenue, 11th Floor
         Santa Monica, CA 90401

       Robert G. Brown(7).......................    143,668       1.27%
         217 Echo Drive
         Jupiter, FL 33458

       John E. Ahern(8).........................     74,895          *

       Richard E. Davis(9)......................     32,578          *

       R. John Fletcher(10).....................     25,000          *
         c/o Fletcher Spaght, Inc.
         222 Berkeley Street
         Boston, MA 02116-3761

       Cheryl L. Clarkson(11)...................      8,889          *
         c/o Skinhealth, Inc.
         233 Needham St., Suite 300
         Newton, MA 02464

                                                                              Percentage
                                                                  Number of       of
                                                                    Shares    Outstanding
                                                                 Beneficially   Common
Name and Address of Beneficial Owner(1)                            Owned(2)    Stock(3)
---------------------------------------                          ------------ -----------

Francis J. Martin(12)...........................................     8,889          *
  c/o Florence Medical Ltd.
  892 Worcester St.
  Wellesley, MA 02482

James E. Lock, M.D.(13).........................................       833          *
  c/o Children's Hospital
  300 Longwood Avenue
  Boston, MA 02115

Harry A. Schult(14).............................................         0          *
  c/o Watch Hill Partners, Inc.
  50 Park Row West
  Providence, RI 02903

All current directors and executive officers of the Company as a
  group (8 persons)(15).........................................   294,752       2.57%

--------
*  Less than 1%
(1) Except as otherwise indicated, the address of each beneficial owner is c/o NMT Medical, Inc., 27 Wormwood Street, Boston, MA 02210-1625.
(2) The number of shares of Common Stock beneficially owned by each holder named above is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the holder has sole or shared voting power or investment power and any shares which the holder has the right to acquire within 60 days after February 15, 2002 through the exercise of any stock option or other right. Unless otherwise indicated, each holder has sole investment and voting power (or shares such power with an affiliate) with respect to the shares set forth in the table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.
(3) The number of shares deemed outstanding for the purpose of calculating these percentages consists of the 11,299,076 shares of Common Stock outstanding on February 15, 2002 plus any shares of Common Stock issuable to the holder in question within 60 days after February 15, 2002 upon exercise of stock options or any other rights.
(4) The number of shares owned by Whitney & Co., a New York limited partnership ("Whitney"), and entities affiliated with Whitney, consists of 1,829,010 shares held of record by Whitney Equity Partners, L.P., a Delaware limited partnership ("Equity Partners"), 561,207 shares held of record by Whitney Subordinated Debt Fund, L.P., a Delaware limited partnership ("Debt Fund"), and 113,793 shares held of record by Whitney. Each of Whitney, Equity Partners and Debt Fund disclaims beneficial ownership of the shares held by the other two partnerships. This information is derived from information provided as of February 15, 2002 by Whitney.
(5) This information is derived from a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2002, and supplemented by information provided as of February 26, 2002 by State of Wisconsin Investment Board.

(6) This information is derived from a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2002, and supplemented by information provided as of February 26, 2002 by Dimensional Fund Advisors Inc. ("Dimensional"). Dimensional, an investment advisor registered under
    Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts (these investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possessed both investment and voting power over 649,500 shares of Common Stock as of December 31, 2001. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.
 (7) Includes 15,278 shares of Common Stock issuable to Mr. Brown within 60 days after February 15, 2002 upon exercise of stock options.
 (8) Includes 67,968 shares of Common Stock issuable to Mr. Ahern within 60 days after February 15, 2002 upon exercise of stock options and 1,000 shares of Common Stock held by Vanguard Fiduciary Trust FBO John E. Ahern.
 (9) Includes 29,792 shares of Common Stock issuable to Mr. Richard E. Davis within 60 days after February 15, 2002 upon exercise of stock options.
(10) Consists of 25,000 shares of Common Stock issuable to Mr. Fletcher within 60 days after February 15, 2002 upon exercise of stock options. Excludes shares and exercisable warrants to purchase shares held by Fletcher
     Spaght, Inc.
(11) Consists of 8,889 shares of Common Stock issuable to Ms. Clarkson within
     60 days of February 15, 2002 upon exercise of stock options.
(12) Consists of 8,889 shares of Common Stock issuable to Mr. Martin within 60 days of February 15, 2002 upon exercise of stock options.
(13) Consists of 833 shares of Common Stock issuable to Dr. Lock within 60 days after February 15, 2002 upon exercise of stock options.
(14) Appointed a director of the Company on May 2, 2002.
(15) Includes an aggregate of 156,649 shares of Common Stock issuable upon exercise of stock options within 60 days after February 15, 2002 that are held by all current directors and executive officers as a group as of February 15, 2002.

                       PROPOSAL 1--ELECTION OF DIRECTORS

   The persons named in the enclosed proxy will vote to elect as directors the seven nominees listed below, each to serve for a one-year term, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors.

   Effective as of January 22, 2002, Morris Simon, M.D. resigned as a director of the Company. The Board of Directors, at a meeting held on May 2, 2002, appointed Harry A. Schult as a director to fill the vacancy created by Dr. Simon's resignation. The proxies mailed with this proxy statement cannot be voted for a greater number of persons than the nominees named in this proxy statement.

Nominees

   Set forth below for each director and nominee is the name and age, position(s) with the Company, principal occupation and business experience during the past five years, and, where applicable, the year of his or her first election as a director of the Company:

   John E. Ahern, age 57, has served as President, Chief Executive Officer and Chairman of the Company since September 2000. Prior to joining the Company, Mr. Ahern was Vice President, Emerging Technology Investment Group at C.R. Bard, Inc. ("Bard"), a leading medical technology company, where he was responsible for identifying, investing in and managing early-stage medical technologies and companies. In his 13 years with Bard, Mr. Ahern also held the senior marketing and strategic planning positions in three of Bard's cardiovascular divisions. Mr. Ahern's 37 years of medical device industry experience also includes Vice President of Worldwide Sales and Marketing at Intra-Sonix, Inc., an early stage development company focused on minimally invasive surgery, Area Manager for the Middle East and North Africa at Abbott Laboratories, a leading health care company and various sales and marketing positions at Becton Dickinson & Co., a major medical technology company.

   R. John Fletcher, age 56, was elected a director of the Company in January 1996. In May 2000, he served without compensation in the Office of the Chief Executive Officer of the Company as part of the Company's interim management team until September 21, 2000 when John E. Ahern was hired as Chief Executive Officer. Mr. Fletcher is the founder and Chief Executive Officer of Fletcher Spaght, Inc., a management consulting company specializing in strategic development for health care and high technology businesses ("Fletcher Spaght"). Prior to founding Fletcher Spaght in 1983, he was a senior member of The Boston Consulting Group, a management consulting company. From April 1995 to February 1996, Mr. Fletcher was the Chairman of the Board of Directors of InnerVentions, Inc., a wholly-owned subsidiary of Fletcher Spaght ("InnerVentions"), which the Company acquired in February 1996. Mr. Fletcher is a director of AutoImmune, Inc., a publicly traded biotechnology company developing orally-administered pharmaceutical products.

   Robert G. Brown, age 59, was elected a director in September 2000. Mr. Brown served as President and Chief Operating Officer of the Company from 1987 to 1992 and as a director of the Company from 1992 to 1997. From 1971 to 1985, Mr. Brown held various sales and marketing positions with Medi-tech Inc. and the Medi-tech division of Boston Scientific Corp. and Boston Scientific International Corporation, including Vice President, Marketing and International Market Development for Medi-tech Inc. and Director, Market Development for Boston Scientific International Corporation. From 1969 to 1971 he was a sales representative for Baxter Laboratories. Mr. Brown holds a B.S. from the University of Vermont. Mr. Brown also served as an officer in the United States Marine Corps from 1966 to 1969.

   James E. Lock, M.D., age 52, was elected a director of the Company in August 2000. Since March 2002, Dr. Lock has been Physician-in-Chief at Boston Children's Hospital, and since October 1993, he has been Chairman of the Department of Cardiology at Boston Children's Hospital and the Alexander S. Nadas Professor of Pediatrics at Harvard Medical School. Dr. Lock attended medical school at Stanford University and pursued his pediatric residency and cardiology fellowship at the University of Minnesota. Thereafter, he trained in cardiovascular physiology for two years at the University of Toronto, Hospital for Sick Children. In September 1999, a device invented by Dr. Lock became the first septal occlusion device to receive United States Food and Drug Administration approvals under the Humanitarian Device Exemption regulations for use inside the human heart in the United States. During his career, Dr. Lock has trained numerous academic physicians in cardiopulmonary physiology, experimental interventional cardiology, and clinical interventional cardiology. The earliest trainees are now becoming directors of pediatric cardiology divisions, cardiac catheterization laboratories, and intensive care units. He is the president of the Boston Children's Heart Foundation and is the president of the Aldo Castanda Foundation, and serves on the Board of Directors of Boston Children's Hospital and of the Children's Hospital Trust.

   Cheryl L. Clarkson, age 48, was elected a director of the Company in January 2001. Ms. Clarkson is the founder and Chief Executive Officer of SkinHealth, Inc., a physician-based dermatology company which operates SkinHealth Centers throughout eastern New England. Ms. Clarkson has previously served as the Chief Executive Officer and the Chief Operating Officer of Peer Review Analysis, Inc., a publicly traded health care adjudication and utilization review company, the President of ABIODENT, Inc., Danvers, Massachusetts, a dental device company, and the President of Beaver Steriseal, Inc., an ophthalmic surgical device company. Ms. Clarkson has also been the Vice President of Sales and Marketing for Rudolph Beaver, Inc., and spent ten years with American Hospital Supply Corporation in various management positions. She holds a Masters degree from the Sloan School of Management at M.I.T., where she was selected as a Sloan fellow. Ms. Clarkson is a member of several boards of directors of privately-held companies in the health care and medical device industry and serves as an overseer for two large teaching hospitals.

   Francis J. Martin, age 65, was elected a director of the Company in February 2001. Since September 2000, Mr. Martin has been Chairman and Chief Executive Officer of Florence Medical LTD (Israel) and Chairman and President/Chief Executive Officer of Florence Medical, Inc., the global commercialization unit based in Boston. Florence Medical, Inc. is involved in developing and marketing vascular blood flow software systems used to assist the interventional cardiologist in the diagnosis and treatment of vascular disease. From September 1994 to September 2000, he was founder, Chairman and Chief Executive Officer of CorMedica Corporation, a private, independent developer and manufacturer of catheter-based navigation systems for use in percutaneous cardiovascular applications. He has an extensive background in the medical device industry, having co-founded and managed Advanced Biomedical Instruments from 1979 to 1986 and PLC Systems from 1987 to 1994. Prior to that, Mr. Martin was with Becton Dickinson & Co. and Abbott Laboratories, where he had several domestic and international marketing and sales management positions. Mr. Martin is a board member of several privately-held medical device companies.

   Harry A. Schult, age 62, was elected a director of the Company in May 2002. Since September 2001, Mr. Schult has been the Chief Financial Officer and Treasurer of Watch Hill Partners, Inc., a customer relationship management consultancy company. From October 1999 through August 2001, Mr. Schult was Vice President-- Corporate Development of Mirus Information Technology Services, Inc., an application service provider. From

1992 to 1999, Mr. Schult performed independent consultant services for various companies, including acting as a part-time chief financial officer of CorMedica Corporation, a private, independent developer and manufacturer of catheter-based navigation systems for use in percutaneous cardiovascular applications, and also as an interim chief financial officer for The Paragon Gifts Holdings Inc., a retail catalog company. Mr. Schult has over 27 years of senior level experience in the public accounting profession at Ernst & Young, where he was Managing Partner of its Providence, Rhode Island office for eleven years and worked in its Paris office for five years. Mr. Schult is a certified public accountant.

   In connection with the acquisition by the Company of the CardioSEAL(R) Septal Occluder technology in 1996 from InnerVentions, the Company agreed to use its best efforts to nominate a designee of Fletcher Spaght as a director of the Company, and certain of the Company's stockholders agreed to vote their shares of Common Stock in favor of such designee. Fletcher Spaght's designee,
R. John Fletcher, was first elected to the Board of Directors of the Company in January 1996 and has served on the Board of Directors of the Company since that time.

   There are no family relationships among any of the executive officers and director nominees of the Company.

Board and Committee Meetings

   The Board of Directors met 12 times during 2001. Each director attended at least 75% of the meetings of the Board of Directors held during the period in which he or she served as a director and of the committees on which he or she then served.

   The Board of Directors has a standing Audit Committee, which is responsible for reviewing the scope and results of the annual audit, discussing the Company's internal accounting control policies and procedures and considering and recommending the selection of the Company's independent auditors. The Audit Committee met two times during 2001. Between January and March 2001, the Audit Committee members were Mr. Fletcher and C. Leonard Gordon. Francis J. Martin began serving on the Audit Committee in March 2001. Mr. Gordon served on the Audit Committee until his resignation from the Company's Board of Directors on June 1, 2001. Mr. Brown began serving on the Audit Committee on June 12, 2001 to fill the vacancy caused by Mr. Gordon's resignation. The current members of the Audit Committee are Messrs. Fletcher (Chair), Brown and Martin, each of whom is currently a non-employee director.

   The Board of Directors has a standing Joint Compensation and Options Committee, which is responsible for reviewing the Company's overall compensation policies, setting the compensation of the Company's executive officers, and administering the Company's stock option plans. The current members of the Joint Compensation and Options Committee are Ms. Clarkson (Chair) and Messrs. Brown and Martin, each a non-employee director. Between January and March 2001, the Company had a separate Compensation Committee and Stock Option Committee. Neither the Compensation Committee nor the Stock Options Committee held meetings during 2001. The Joint Compensation and Options Committee met two times during 2001.

Compensation Committee Interlocks and Insider Participation

   Between January and March 2001, the Company had a separate Compensation Committee and Stock Option Committee. During this period, Mr. Gordon served on the Compensation Committee, and Mr. Fletcher served on the Stock Option Committee. Mr. Brown served as President and Chief Operating Officer of the Company from

1987 to 1992. Mr. Gordon served as Acting President and Chief Executive Officer from April 2000 until May 2000 when he was appointed Managing Director of the Company, in which position he served until April 2001. Mr. Fletcher served without compensation in the Office of the Chief Executive Officer from May 2000 through September 2000. See "Executive Compensation--Certain Transactions" relating to Mr. Fletcher. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director or member of the Compensation Committee or the Joint Compensation and Options Committee of the Company during the year ended December 31, 2001.

Director Compensation

   As of March 2001, each non-employee director of the Company, not otherwise compensated by the Company, receives a fee of $1,000 for attendance at each Board meeting and $500 for attendance at each telephonic Board meeting. Between January and March 2001, the fee for attendance was $2,000 for each Board meeting and $500 for each telephonic meeting. All directors receive reimbursement of travel expenses incurred in connection with their attendance at Board and Committee meetings.

   In 1996, the Board of Directors adopted, and the stockholders approved, the 1996 Stock Option Plan for Non-Employee Directors (the "Plan"), which provided for the issuance of a maximum of 150,000 shares of Common Stock. On the effective date of the Plan, each non-employee director of the Company who did not otherwise receive compensation from the Company received an option to purchase 10,000 shares of Common Stock. In 2001, the Company's stockholders voted to approve an amendment to the Plan (as amended, the "Amended Plan"), which increased the number of shares of Common Stock authorized for issuance thereunder to 225,000 shares. The Amended Plan provides for an initial option grant to purchase 15,000 shares of Common Stock (increased from 10,000 shares under the Plan) to each new non-employee director upon his or her initial election to the Board of Directors. These option grants vest in equal monthly installments over a three-year period. In addition to this initial grant, the Amended Plan provides for annual grants of stock options to purchase 5,000 shares of Common Stock (increased from 2,500 shares under the Plan) to each eligible director, other than to a director who receives an initial grant of options in the same year. These annual option grants become fully vested six months after the date of grant. The exercise price of options granted under the Amended Plan is equal to the fair market value of the Common Stock on the date of grant. In the event an optionee ceases to serve as a director, each option may be exercised by the optionee for the portion then exercisable at any time within one year after the optionee ceases to serve as a director of the Company. See "Proposal 2--Approval of Amendment to 1996 Stock Option Plan for Non-Employee Directors" for a description of the proposed amendments to the Amended Plan.

Executive Compensation

                          Summary Compensation Table

   The following table sets forth certain information concerning the compensation for each of the last three years for the Company's Chief Executive Officer and its other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 in the year ended December 31, 2001 (collectively, the "Named Executives").

                                                                 Long-Term
                                                                Compensation
                                     Annual Compensation           Awards
                                  ------------------------- --------------------
                                                            Number of Securities
                                        Salary      Bonus     Underlying Stock        All Other
Name and Principal Position       Year   ($)         ($)       Options (#)(1)    Compensation ($)(2)
---------------------------       ---- --------    -------- -------------------- -------------------
John E. Ahern.................... 2001 $313,750(3) $100,000       112,500(4)             --
  President and Chief Executive   2000   83,270(5)   25,000       162,500(6)             --
  Officer

Richard E. Davis................. 2001  153,340(7)   78,750       122,500(8)             --
  Chief Financial Officer

--------
(1) The Company has never granted any stock appreciation rights.
(2) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where such perquisites and other personal benefits did not exceed the lesser of $50,000 or ten percent of the total of annual salary and bonus for the Named Executive in question for the fiscal year.
(3) Reflects a base salary of $300,000 for the period January 1, 2001 through September 20, 2001 and $350,000 for the period September 21, 2001 through December 31, 2001. See "Employment and Severance Agreements."
(4) Consists of an option to purchase 12,500 shares of Common Stock at an exercise price of $2.07 per share, an option to purchase 50,000 shares of Common Stock at an exercise price of $6.15 per share, and an option to purchase 50,000 shares of Common Stock at an exercise price of $7.07 per share, which option was granted in February 2002 as a 2001 bonus.
(5) Represents Mr. Ahern's compensation for the period commencing on the date when Mr. Ahern joined the Company (September 21, 2000) and ending on December 31, 2000. Mr. Ahern's annualized base salary for 2000 was $300,000. See "Employment and Severance Agreements".
(6) Consists of an option to purchase 150,000 shares of Common Stock at an exercise price of $2.156 per share, which option represents a signing bonus (see "Employment and Severance Agreements"), and an option to purchase 12,500 shares of Common Stock at an exercise price of $1.31 per share, which option was granted in February 2001 as a 2000 bonus.
(7) Represents Mr. Davis' compensation for the period commencing on March 12, 2001 and ending on December 31, 2001. Mr. Davis' annualized base salary for 2001 was $190,000. See "Employment and Severance Agreements".
(8) Consists of an option to purchase 85,000 shares of Common Stock at an exercise price of $1.25 per share, which option represents a signing bonus (see "Employment and Severance Agreements"), an option to purchase 7,500 shares of Common Stock at an exercise price of $1.76 per share, and an option to purchase 30,000 shares of Common Stock at an exercise price of $6.15 per share.

                       Option Grants in Last Fiscal Year

   The following table sets forth certain information concerning grants of stock options made during the year ended December 31, 2001 to each of the Named Executives.


                               Individual Grants
                 ---------------------------------------------
                             Percentage                         Potential Realizable
                              of Total                            Value at Assumed
                  Number of   Options   Exercise or            Annual Rates of Stock
                 Securities  Granted to Base Price             Price Appreciation for
                 Underlying  Employees   per Share                 Option Term(2)
                   Options   in Fiscal      ($/     Expiration ----------------------
      Name       Granted (#)  Year (%)   share)(1)     Date      5% ($)     10% ($)
      ----       ----------- ---------- ----------- ----------  --------    --------
John E. Ahern...   12,500(3)    1.87%      $2.07     4/26/11   $ 16,273    $ 41,238
                   50,000       7.47        6.15     11/5/11    193,385     490,076
Richard E. Davis   85,000      12.70        1.25     2/14/11     66,820     169,335
                    7,500       1.12        1.76     3/16/11      8,301      21,037
                   30,000       4.48        6.15     11/5/11    116,031     294,045

--------
(1) The exercise price is equal to the fair market value of the Company's Common Stock on the date of grant.
(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock, the option holder's continued employment through the option period and the date on which the options are exercised.
(3) Excludes Mr. Ahern's option to purchase 50,000 shares of Common Stock at an exercise price of $7.07 per share which was granted in February 2002 as a 2001 bonus.

                  Aggregated Option Exercises in Last Fiscal
                    Year and Fiscal Year-End Option Values

   The following table sets forth, for each Named Executive, the number of shares of Common Stock acquired upon exercise of options during the year ended December 31, 2001, the aggregate dollar value realized upon such exercise and the number and value of unexercised options held by each Named Executive on December 31, 2001.

                                            Number of Securities
                                           Underlying Unexercised     Value of Unexercised
                     Number of                   Options at          In-the-Money Options at
                       Shares     Value     December 31, 2001 (#)   December 31, 2001 ($)(2)
                    Acquired on  Realized ------------------------- -------------------------
       Name         Exercise (#)  ($)(1)  Exercisable Unexercisable Exercisable Unexercisable
       ----         ------------ -------- ----------- ------------- ----------- -------------
John E. Ahern(3)...      --        $--      52,604       172,396     $329,310     $898,790
Richard E. Davis(4)      --         --      18,333       104,167      128,935      602,240

__________
(1) Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.
(2) Represents the difference between the last reported sale price per share of the Common Stock on December 31, 2001, the last day of trading prior to the year end ($8.45 per share), as reported on the Nasdaq National Market, and the option exercise price, multiplied by the number of shares underlying the options.
(3) Exercisable consists of options to purchase 46,875 shares at an exercise price of $2.156 per share, 2,604 shares at $1.31 per share, 2,083 shares at $2.07 per share, and 1,042 shares at $6.15 per share. Unexercisable consists of options to purchase 103,125 shares at an exercise price of $2.156 per share, 9,896 shares at $1.31 per share, 10,417 shares at $2.07 per share and 48,958 shares at $6.15 per share.
(4) Exercisable consists of options to purchase 17,708 shares at an exercise price of $1.25 per share and 625 shares at $6.15 per share. Unexercisable consists of options to purchase 67,292 shares at an exercise price of $1.25 per share, 7,500 shares at $1.76 per share and 29,375 shares at $6.15 per share.

                     Equity Compensation Plan Information

   The following table provides information about the securities authorized for issuance under the Company's equity compensation plans as of December 31, 2001:

                                                                  Weighted-average  Number of securities remaining
                                          Number of securities to exercise price of available for future issuance
                                          be issued upon exercise    outstanding      under equity compensation
                                          of outstanding options, options, warrants  plans (excluding securities
                                            warrants and rights      and rights        reflected in column (a))
              Plan Category                         (a)                  (b)                     (c)
              -------------               ----------------------- ----------------- ------------------------------
Equity compensation plans approved by
  security holders.......................        1,168,637              $2.98                 1,038,297
Equity compensation plans not approved by
  security holders.......................          506,214              $2.71                         0
                                                 ---------              -----                 ---------
Total....................................        1,674,851              $2.90                 1,038,297
                                                 =========              =====                 =========

   Set forth below is a summary of the nonqualified options to purchase shares of the Company's Common Stock granted by the Company to various officers, directors, employees and consultants.

   In December 1993, the Company granted an option to purchase 26,315 shares to Jack Reinstein, former Chief Financial Officer and former director of the Company. The exercise price of the option was $0.76 per share. The option was fully vested on the date of grant and expires on December 15, 2003.

   In May 1994, the Company granted an option to purchase 13,157 shares to each of Mr. Reinstein and Mr. Segel, a former director of the Company. The exercise price of each option is $1.14 per share. The options vested fully one year from the date of grant and expire on May 31, 2004.

   In October 1995, the Company granted an option to purchase 184,210 shares to
C. Leonard Gordon, a former officer and former director of the Company. The exercise price of the option is $2.15 per share. Of this option, 105,263 shares vested immediately; 39,473 shares vested over three years commencing with the closing of the acquisition of Innerventions by the Company in February 1996; and 39,473 shares vested over three years commencing with the closing of the Company's convertible stock offering in February 1996. The option expires on October 13, 2002.

   In October 1995, the Company granted an option to purchase 26,315 shares to each of Mr. Gordon, Mr. Reinstein, Mr. Segel and Morris Simon (a former director of the Company), and granted an additional option to purchase 13,157 shares to Mr. Simon. The exercise price of the options is $2.15 per share. The options vested monthly over 36 months and expire on October 13, 2002.

   In February 1996, the Company granted an option to purchase 52,631 shares to Carol Ryan, the Company's Vice President of Research and Development. The exercise price of the option is $2.15 per share. The option vested monthly over 36 months and expires on February 26, 2006.

   In April 1997, the Company granted an option to purchase 10,000 shares to Robert Brown, a former officer and current director of the Company. The exercise price of the option was $10.50 per share. The option vested immediately as to 1,389 shares and monthly over 31 months for the remaining 8,611 shares and expired on April 28, 2007.

   In February 1998, the Company granted an option to purchase 25,000 shares to Mr. Simon. The exercise price of the option is $10.50 per share. The option vests upon the completion of certain milestones and expires on February 13, 2008.

Employment and Severance Agreements

   The Company entered into an employment agreement, dated as of September 21, 2000, with John E. Ahern, the Company's President, Chief Executive Officer and Chairman of the Board of Directors, providing for a term of employment commencing on September 21, 2000 and ending on December 31, 2002. Pursuant to this agreement, Mr. Ahern received a salary of $300,000 per year, which was increased to $350,000 per year effective as of the first anniversary of his commencement date pursuant to a vote of the Board of Directors on October 3, 2001. Upon the execution of the agreement, the Company granted Mr. Ahern a stock option to purchase an aggregate of 150,000 shares of the Company's Common Stock at an exercise price of $2.156 per share. This option grant will, to the maximum extent permissible under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), constitute an incentive stock option. The option grant will vest in 48 equal monthly installments on each monthly anniversary of the date of the grant. Mr. Ahern is also entitled to receive certain performance-based bonuses and equity awards relating to profit and other performance goals. Under his employment agreement, Mr. Ahern is entitled to receive annual bonuses consisting of a cash bonus of up to $100,000 and a stock option to purchase up to 50,000 shares of Common Stock. Pursuant to a vote of the Board of Directors on October 3, 2001, the maximum amount of annual bonus Mr. Ahern may earn for performance in 2002 was increased to up to $150,000 in cash and a stock option to purchase up to 100,000 shares of Common Stock. For the year ended December 31, 2001, Mr. Ahern received a bonus of $100,000 and a stock option grant to purchase 50,000 shares of Common Stock. Any equity award granted to Mr. Ahern as a bonus will:

    . have an exercise price equal to the closing price of the Common Stock on the date of grant;

    . to the maximum extent permissible under Section 422 of the Code, constitute incentive stock options, with any balance of the options to be treated as non-statutory stock options; and

    . vest in 48 equal monthly installments on each monthly anniversary of the date of grant.

   Mr. Ahern has agreed not to compete with the Company for a period of one year after he ceases to be employed by the Company.

   The Company entered into an employment agreement, dated as of February 14, 2001, with Richard E. Davis, the Company's Vice President and Chief Financial Officer, for a term of three years. Pursuant to this agreement, Mr. Davis received a salary of $190,000 per year, which was increased to $225,000 effective as of February 14, 2002 by Mr. Ahern pursuant to discretion granted to Mr. Ahern under such agreement. Upon execution of the agreement, the Company granted Mr. Davis a stock option to purchase an aggregate of 85,000 shares of the Company's Common Stock at an exercise price of $1.25 per share. The option grant will, to the maximum extent permissible under Section 422 of the Code, constitute an incentive stock option. The option grant will vest in 48 equal monthly installments on each monthly anniversary of the date of such option grant. In addition, Mr. Davis is entitled to receive an annual bonus provided that he has satisfied certain financial and performance goals and that the Company has achieved an agreed upon profit margin. For the year ended December 31, 2001, Mr. Davis received a cash bonus of $78,750. Mr. Davis has agreed not to compete with the Company for a period of one year after he ceases to be employed by the Company.

Certain Transactions

   The Company's July 1998 acquisition of the neurosurgical instruments business of Elekta AB (publ), a Swedish corporation, was financed, in part, with a $20 million subordinated note due September 30, 2003 issued to an affiliate of Whitney & Co., a significant stockholder of the Company, with quarterly interest payable at 10.101% per annum. In September 1999, the principal amount of the subordinated note was reduced to $6 million. In addition, in April 2000, the Company used a portion of the proceeds from its sale of the U.K. operations and certain other assets of the Company's neurosciences business unit to further reduce the principal amount of the subordinated note payable by $500,000 to $5.5 million. In November 2001, the Company used a portion of the proceeds of its sale of the vena cava filter product line to C. R. Bard, Inc. to repay in full all remaining amounts due under the subordinated note.

   In connection with certain consulting services provided by Fletcher Spaght to the Company, the Company extended the exercise period of the warrant, dated July 1, 1998, issued to Fletcher Spaght for the purchase of 83,329 shares of Common Stock, from February 14, 2001 to February 14, 2003. In connection with this extension, the Company incurred a one-time charge to earnings equal to $57,673. In connection with this charge, Fletcher Spaght issued a note in favor of the Company in the amount of $57,673, bearing interest equal to 5% per annum, and payable on or before February 14, 2003. As of December 31, 2001, $50,673 remained due under the note. R. John Fletcher, a member of the Board of Directors of the Company, is currently the Chief Executive Officer of Fletcher Spaght.

   In connection with sales of the Company's CardioSEAL(R) product and pursuant to the terms of a license agreement with Children's Medical Center Corporation ("CMCC"), the Company paid an aggregate of $1,009,825 in royalties to CMCC during 2001. James E. Lock, M.D., a member of the Board of Directors of the Company and an affiliate of CMCC, received approximately $252,000 of this royalty payment.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the outstanding shares of Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Except as described below, and based solely upon a review of reports submitted, and representations made, to the Company, the Company believes that during 2001 its executive officers, directors and holders of more than 10% of the outstanding shares of Common Stock timely complied with all Section 16(a) filing requirements.

   On October 9, 2001, James E. Lock, M.D., filed a Statement of Changes in Beneficial Ownership on Form 4 to report the exercise of an option to purchase 3,333 shares of Common Stock at a purchase price of $2.25 per share on August 30, 2001.

   On May 10, 2002, John E. Ahern filed a Statement of Changes in Beneficial Ownership on Form 4 to report the grant of:

    . an option to purchase 12,500 shares of Common Stock at an exercise price of $1.31 per share granted on February 13, 2001;

    . an option to purchase 12,500 shares of Common stock at an exercise price of $2.07 per share granted on April 26, 2001; and

    . an option to purchase 50,000 shares of Common stock at an exercise price of $6.15 per share granted on November 5, 2001.

   On May 10, 2002, Richard E. Davis filed a Statement of Changes in Beneficial Ownership on Form 4 to report the grant of:

    . an option to purchase 7,500 shares of Common Stock at an exercise price of $1.76 per share granted on March 16, 2001; and

    . an option to purchase 30,000 shares of Common Stock at an exercise price of $6.15 per share granted on November 5, 2001.

Report of the Joint Compensation and Options Committee

   The Joint Compensation and Options Committee of the Board of Directors has furnished the following report on executive compensation.

   The Joint Compensation and Options Committee, which consists of Ms. Clarkson (who serves as Chair) and Messrs. Brown and Martin, reviews, recommends and determines the annual bonus, stock options and other benefits, direct and indirect, of the senior executives and reviews new executive compensation programs and establishes and periodically reviews policies for the administration of executive compensation programs. In addition, the Joint Compensation and Options Committee establishes and periodically reviews policies in the area of management perquisites and makes stock option grants to employees of the Company as recommended by the Chief Executive Officer of the Company, within the parameters of the established plans.

   The Company's executive compensation program is designed to maximize the performance of the Company's executive officers and, thereby, maximize the Company's achievement of its business goals and improve stockholder returns. Executive compensation consists of a combination of base salary, annual cash bonuses and merit-based stock incentives. The Joint Compensation and Options Committee considers merit-based stock incentives to be a critical component of an executive's compensation package for purposes of helping to align that executive's interests with stockholder interests.

   Compensation Philosophy

   The objectives of the executive compensation program are to align executive compensation with business objectives and individual performance and to enable the Company to attract, retain and reward executive officers who are expected to contribute to the long-term success of the Company. The Company's executive compensation philosophy is based on the principles of competitive and fair compensation and sustained performance.

    .  Competitive and Fair Compensation

       The Company is committed to providing an executive compensation program that helps attract and retain highly qualified executives. To ensure that compensation is competitive, the Company compares its compensation practices with those of similar companies in its industry and sets the Company's compensation guidelines based on this review. The Joint Compensation and Options Committee believes that compensation for the Company's executive officers is within the range of compensation paid to executives with comparable qualifications, experience and responsibilities in the same or similar businesses and in companies of comparable size and success. The Joint Compensation and Options Committee also strives to achieve equitable relationships both among the compensation of individual officers and between the compensation of officers and other employees throughout the Company.

    .  Sustained Performance

       Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which the Company's goals relating to its strategic, scientific and business plans have been met, including such factors as meeting budgeted financial targets, continued innovation in the development of the Company's technologies and formation of new business alliances and acquisitions. Individual performance is evaluated by reviewing the attainment of specified individual objectives.

   In evaluating each executive's performance, the Joint Compensation and Options Committee generally:

    . sets Company and individual goals and objectives at the beginning of the year;

    . evaluates and communicates the Company's assessment of the executive's performance and contributions to the Company; and

    . reviews base salary levels and determines cash bonuses and stock compensation awards based on the foregoing, taking into account the comparative compensation practices of other companies in its industry.

   Components of Executive Compensation

   Annual compensation for the Company's executives generally consists of three elements--base salary, annual cash bonuses and merit-based stock incentives.

   Base salaries of the Company's executives are generally set by reviewing compensation for competitive positions in the market and the historical compensation levels of the particular executive. Payment of bonus awards is based on the Company's financial performance as well as on individual performance measured against targeted performance and various additional performance criteria. Seventy-five percent of each executive's bonus compensation is based on the Company's objective achievement of financial goals established by the Board of Directors. The remaining twenty-five percent of each executive's bonus compensation is based on a subjective assessment of certain targeted performance criteria which vary for each executive based on his or her area of responsibility. Subjective performance criteria include an executive's ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success.

   Compensation at the executive officer level also includes the long-term incentives afforded by stock options. The stock option program, which is currently administered by the Joint Compensation and Options Committee, is designed to align the long-term interests of the Company's employees and its stockholders and to assist in the retention of executives. The size of option grants is generally intended to reflect the executive's position with the Company and his contributions to the Company, including his or her success in achieving the individual performance criteria described above. Options generally vest over a four-year period in order to encourage the retention of key employees. When granting stock options, the Company has generally fixed the exercise price of such options at 100% of the fair market value of the Common Stock on the date of grant. During 2001, all current executive officers were granted options to purchase an aggregate of 185,000 shares of Common Stock, at a weighted average exercise price of $3.45 per share.

   Compliance with Internal Revenue Code Section 162(m)

   Section 162(m) of the Code generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to a corporation's chief executive officer and four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Company does not currently meet these requirements and therefore the Company currently expects that it will be subject to the limitations of Section 162(m) if the Company pays certain compensation in excess of $1 million.

   Mr. Ahern's 2001 Compensation

   Mr. Ahern became the President, Chief Executive Officer and Chairman of the Board of Directors on September 21, 2000. Pursuant to the terms of Mr. Ahern's employment agreement, the Company paid Mr. Ahern a base salary of $313,750 during 2001, which corresponds to a $300,000 annual salary rate for January 1, 2001 through September 20, 2001, and a $350,000 annual salary rate for September 21, 2001 through December 31, 2001. In connection with bonus payments or other awards to Mr. Ahern, the Board of Directors established certain targets to be measured against actual performance at year end. In addition to a subjective assessment of the Company's overall performance at year end, the Board of Directors established certain specific performance targets relating to

    .  the Company's cash position;

    . the profitability of each of its neurosciences business unit and its cardiovascular business unit; and

    .  the resolution of certain outstanding litigation.

   After reviewing the Company's actual year-end results against these targets, the Joint Compensation and Options Committee determined that Mr. Ahern had met or exceeded each of them. Accordingly, the Joint Compensation and Options Committee authorized the Company to pay Mr. Ahern a cash bonus of $100,000 and granted an option to purchase 50,000 shares of Common Stock at an exercise price equal to $7.07 per share which corresponds to the fair market value of the Common Stock on the date of grant. Mr. Ahern did not participate in the Joint Compensation and Options Committee's consideration of his 2001 bonus compensation.

   On October 3, 2001, the Board of Directors, upon recommendation by the Joint Compensation and Options Committee, voted to increase Mr. Ahern's annual salary commencing on his first anniversary date to $350,000 per year and to provide him with the potential to earn a bonus consisting of a stock option to purchase up to 100,000 shares of Common Stock and a cash bonus of up to $150,000 for performance in 2002. Mr. Ahern did not participate in the Board of Directors' consideration of his salary and bonus.

   In recognition of the successful completion of the sale of the Company's vena cava filter product line to C.R. Bard, Inc. on November 5, 2001, the Board of Directors voted to grant Mr. Ahern an option to purchase 50,000 shares of Common Stock at an exercise price equal to $6.15 per share, which price corresponds to the fair market value of the Common Stock on the date of grant. Mr. Ahern did not participate in the Board of Directors' consideration of this grant.

                                          Joint Compensation and Options
                                            Committee

                                          Cheryl L. Clarkson, Chair
                                          Robert G. Brown
                                          Francis J. Martin

Report of the Audit Committee of the Board of Directors

   The Audit Committee of the Company's Board of Directors is composed of three members, Messrs. Fletcher, Brown and Martin, and acts under a written charter first adopted and approved in June 2000. During the period between May 2000 and September 2000, Mr. Fletcher served without compensation in the Office of the Chief Executive Officer of the Company as part of the Company's interim management team and, as a result, may be deemed not to be an independent director, as defined by the Audit Committee's charter and the rules of the Nasdaq Stock Market. Notwithstanding this, the Board of Directors determined that Mr. Fletcher's membership on the Audit Committee is required by the best interests of the Company and its stockholders. Messrs. Brown and Martin are independent directors, as defined by the Audit Committee's charter and the rules of the Nasdaq Stock Market.

   The Audit Committee assists the Board of Directors in fulfilling its responsibilities to stockholders concerning the Company's accounting and reporting practices, and facilitates open communication between the Audit Committee, Board of Directors, outside auditors, and management. Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent public accountants during the fiscal year ended December 31, 2001, Arthur Andersen LLP, are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted accounting principles and to issue a report on those financial statements. The Audit Committee's responsibility is to monitor and review those processes.

   The Audit Committee reviewed the Company's audited financial statements for the year ended December 31, 2001 and discussed these financial statements with the Company's management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Arthur Andersen LLP.

   Arthur Andersen LLP also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with Arthur Andersen LLP the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered and determined that the provision by Arthur Andersen LLP of other non-audit related services to the Company, which are referred to under "Independent Public Accountant Fees and Other Matters," is compatible with maintaining Arthur Andersen LLP's independence.

   Based on its discussions with management and the independent public accountants, and its review of the representations and information provided by management and the independent public accountants, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

   Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement, in whole or in part, the foregoing report shall not be deemed to be incorporated by reference into any such filing.

                                          Audit Committee

                                          R. John Fletcher, Chair
                                          Robert G. Brown
                                          Francis J. Martin

Independent Public Accountants

   Arthur Andersen LLP served as the Company's independent accountants for the fiscal year ended December 31, 2001. In light of the current circumstances relating to Arthur Andersen LLP, the Audit Committee has not yet completed, and is currently evaluating, its recommendation to the Company's Board of Directors with respect to the engagement of an independent accountant for the fiscal year ending December 31, 2002. The Audit Committee expects to make such recommendation during the second quarter of 2002.

   Audit Fees

   Arthur Andersen LLP billed the Company an aggregate of $207,000 in fees for professional services rendered in connection with the audit of the Company's financial statements for the year ended December 31, 2001 and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the year ended December 31, 2001.

   Financial Information Systems Design and Implementation Fees

   Arthur Andersen LLP did not bill the Company for any professional services rendered to the Company and its affiliates for the year ended December 31, 2001 in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

   All Other Fees

   Arthur Andersen LLP billed the Company an aggregate of $290,000 in fees for other services rendered to the Company and its affiliates for the year ended December 31, 2001.

Stock Performance Graph

   The following graph compares the cumulative total stockholder return on the Common Stock from December 31, 1996 (the last trading day before the beginning of the Company's fifth preceding fiscal year) through December 31, 2001 with the cumulative total return during this period of (i) The Nasdaq Stock Market-- U.S. Index and (ii) The S&P Health Care (Medical Products and Supplies) Index. This graph assumes the investment of $100 on December 31, 1996 in the Common Stock and in each of the indices listed above, and assumes dividends are reinvested.

                                    [CHART]

                               Nasdaq Stock       S&P Health Care (Medical
        NMT Medical, Inc.   Market-U.S. Index   Products and Supplies) Index
        -----------------   -----------------   ----------------------------
12/96        $100.00             $100.00                  $100.00
12/97          64.00              122.48                   122.94
12/98          30.00              172.68                   174.08
12/99          23.00              320.89                   160.46
12/00           9.25              193.01                   235.55
12/01          67.60              153.15                   223.60

                            CUMULATIVE TOTAL RETURN

---------------------------------------------------------------------------------

                                  12/1996 12/1997 12/1998 12/1999 12/2000 12/2001
---------------------------------------------------------------------------------
NMT Medical, Inc.                  $100   $ 64.00 $ 30.00 $ 23.00 $  9.25 $ 67.60
---------------------------------------------------------------------------------
Nasdaq Stock Market-U.S. Index     $100   $122.48 $172.68 $320.89 $193.01 $153.15
---------------------------------------------------------------------------------
S&P Health Care (Medical Products
  and Supplies) Index              $100   $122.94 $174.08 $160.46 $235.55 $223.60
---------------------------------------------------------------------------------

                                 PROPOSAL 2--

                           APPROVAL OF AMENDMENT TO
               1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

   On March 7, 2002, the Board of Directors adopted resolutions, subject to stockholder approval, approving an amendment (the "Directors Plan Amendment") to the Company's 1996 Stock Option Plan for Non-Employee Directors, as amended (the "Directors Plan"), to:

    . increase the number of shares underlying each option granted thereunder to newly elected directors from 15,000 to 20,000 shares;

    . grant an option thereunder, following each annual meeting of stockholders, to purchase 2,000 shares to each eligible director who served as the chairperson of a committee of the Board of Directors during the fiscal year preceding such annual meeting; and

    . grant an option thereunder, following each annual meeting of stockholders, to purchase 1,000 shares to each eligible director who served as a member of a committee of the Board of Directors (other than the chairperson of such committee) during the fiscal year preceding such annual meeting.

   The Board of Directors believes that the approval of the Directors Plan Amendment is in the best interests of the Company and its stockholders and unanimously recommends a vote in favor of this proposal.

Summary of the Directors Plan

   The following is a brief summary of the Directors Plan. The following summary is qualified in its entirety by reference to the Directors Plan, a copy of which is attached to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC's home page (www.sec.gov). In addition, a copy of the Directors Plan may be obtained from the Secretary of the Company.

   The Board of Directors administers the Directors Plan. The Board of Directors has no discretion with respect to the selection of Directors to receive options, the number of shares subject to any such options, the purchase price thereunder, or the timing of grants of options under the Directors Plan. However, the Board of Directors resolves all questions concerning interpretation of the Directors Plan or any options granted thereunder.

   Members of the Company's Board who are not employees of the Company or its affiliates, who do not otherwise receive compensation from the Company or its affiliates (other than compensation received solely for services rendered as a director of the Company) and who have not, within one year immediately preceding the determination of such director's eligibility, received any award under any other plan of the Company or its affiliates that entitles the participants therein to acquire stock, stock options or stock appreciation rights of the Company or its affiliates, are eligible to receive grants of options under the Directors Plan.

   Upon his or her initial election to the Board of Directors, each eligible director is currently entitled to receive an option to purchase 15,000 shares of Common Stock under the Directors Plan. The options granted are subject to vesting in equal monthly installments over a period of three years commencing with the date of the election or appointment of such director. Under the Directors Plan Amendment, the size of this initial option would be increased to 20,000 shares. In addition, immediately following each Annual Stockholders Meeting, each eligible director, other than an eligible director first elected to the Board of Directors within the 12 months immediately preceding and including such meeting, is currently granted an option to purchase 5,000 shares of Common Stock as of the date of such meeting. Grants made in connection with an annual meeting of stockholders are fully vested six months after the date of grant. Under the Directors Plan Amendment, following each annual meeting of stockholders, each eligible director who served as a member of a committee of the Board of Directors during the preceding fiscal year would be granted an additional option to purchase (i) 2,000 shares of Common Stock if such director served as a chairperson of such committee or (ii) 1,000 shares of Common Stock if such director did not serve as a chairperson of such committee.

   All options granted under the Directors Plan are non-statutory stock options not intended to qualify under Section 422 of the Code. Each option granted under the Directors Plan is evidenced by an agreement with the Company which contains terms and provisions consistent with the Directors Plan. The purchase price per share upon the exercise of each option granted under the Directors Plan is the fair market value per share on the date the option is granted, which equals the closing sales price as reported on The Nasdaq National Market on the date of grant, or, if the shares did not trade on that date, the closing sales price on the first date prior thereto on which the shares were so traded. The closing sales price of the Common Stock on May 14, 2002 was $5.40, as reported on The Nasdaq National Market.

   Upon termination of the service of a non-employee director for any reason, all outstanding options which have become vested as of the date of termination will be exercisable in whole or in part for one year from the date of termination, provided that in no event may the options be exercised beyond ten years from the date of grant. Participants generally may not transfer options under the Directors Plan, except by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order.

   The Board of Directors is required to make appropriate adjustments in connection with the Directors Plan and any outstanding grants to reflect stock dividends, stock splits, subdivisions, or combinations of the shares or other change in corporate structure affecting the shares. Subject to the provisions of the Directors Plan, the Board of Directors may amend the Directors Plan. The Directors Plan will terminate in June 2006. The amendment or termination of the Directors Plan shall not, without the consent of the option holder, alter or impair any rights or obligations under any option previously granted under the Directors Plan.

   As of May 14, 2002, the Company had six non-employee directors who were eligible to participate in the Directors Plan. From the initial adoption of the Directors Plan through May 14, 2002, options to purchase an aggregate of 10,000 shares had been granted to Mr. Brown; 15,000 shares had been granted to Ms. Clarkson; 25,000 shares had been granted to Mr. Fletcher; 10,000 shares had been granted to Dr. Lock; 15,000 shares had been granted to Mr. Martin; and 15,000 shares had been granted to Mr. Schult. During the year ended December 31, 2001, the Company granted the following options under the Directors Plan:
Options to purchase 5,000 shares of Common Stock at an exercise price of $2.75 per share were granted to Mr. Fletcher on June 7, 2001, the date of the Company's 2001 Annual Meeting of Stockholders; an option to purchase 10,000 shares of Common Stock at an exercise price of $1.563 per share was granted to Ms. Clarkson on January 31, 2001, the date of her election to the Company's Board of Directors; an option to purchase 10,000 shares of Common Stock at an exercise price of $1.50 per share was granted to Mr. Martin on February 1, 2001, the date of his election to the Company's Board of Directors; and an option to purchase 15,000 shares of Common Stock at an exercise price of $6.15 per share was granted to Mr. Schult on May 2, 2002, the date of his election to the Company's Board of Directors. In addition, pursuant to a vote of the Board of Directors in September 2001, an option to purchase 5,000 shares of Common Stock at an exercise price of $3.01 was granted to each of Ms. Clarkson and Mr. Martin on September 1, 2001.

Federal Income Tax Consequences

   The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted under the Directors Plan and with respect to the sale of Common Stock acquired under the Directors Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these tax laws could alter the tax consequences described below.

   Tax Consequences to Directors

   A director will not recognize taxable income upon the grant of an option under the Director Plan. Nevertheless, a director generally will recognize ordinary compensation income upon the exercise of the option in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option (the "Option Stock") on the exercise date over the exercise price.

   A director will have a tax basis for any Option Stock equal to the exercise price plus any income recognized with respect to the option. Upon selling Option Stock, a director generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the Option Stock and the director's tax basis in the Option Stock. This capital gain or loss will be a long-term capital gain or loss if the director has held the Option Stock for more than one year before the date of the sale and will be a short-term capital gain or loss if the director has held the Option Stock for a shorter period.

   Tax Consequences to the Company

   The grant of an option under the Directors Plan will have no tax consequences to the Company. The Company generally will be entitled to a business expense deduction, however, with respect to any ordinary compensation income recognized by a director under the Directors Plan. Any such deduction will be subject to the limitations of Section 162(m) of the Code.


                                 OTHER MATTERS

Matters to be Considered at the Meeting

   The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

   The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, facsimile, e-mail and personal interviews. The Company will also request that brokerage houses, custodians, nominees and fiduciaries all forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting such proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

Householding of Annual Meeting Materials

   Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Secretary, NMT Medical, Inc., 27 Wormwood Street, Boston, Massachusetts 02210-1625, (617) 737-0930. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Stockholder Proposals for 2003 Annual Meeting

   Proposals of stockholders intended to be presented at the 2003 Annual Meeting of Stockholders must be received by the Company at its principal offices, 27 Wormwood Street, Boston, Massachusetts 02210-1625 no later than January 21, 2003 in order to be considered for inclusion in the proxy statement for that meeting.

   If a stockholder of the Company wishes to present a proposal before the 2003 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy card, such stockholder must give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice by April 6, 2003. If a stockholder fails to provide timely notice of a proposal to be presented at the 2003 Annual Meeting of Stockholders, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

                                          By Order of the Board of Directors,

                                          Richard E. Davis, Secretary

May 20, 2002

   THE BOARD OF DIRECTORS HOPES THAT YOU WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR STOCK PERSONALLY EVEN IF YOU HAVE SENT IN YOUR PROXIES.

                                                                    [EDGAR ONLY]
                                                                      Appendix A

                                NMT MEDICAL, INC.
                 ANNUAL MEETING OF STOCKHOLDERS - JUNE 28, 2002
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned, revoking all prior proxies, hereby appoints John E. Ahern and Richard E. Davis, and each of them, with power of substitution and revocation, as Proxies to represent and vote as designated hereon all the shares of stock of NMT MEDICAL, INC. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Federal Complex Room at the World Trade Center, 200 Seaport Boulevard, Boston, Massachusetts 02210, on Friday, June 28, 2002 at 10:00 a.m., Boston, Massachusetts time, and at any adjournment thereof.

         PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED
                          POSTAGE-PAID RETURN ENVELOPE.

(continued and to be signed on the reverse side)              SEE REVERSE SIDE

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                                NMT MEDICAL, INC.

                                  June 28, 2002



                 Please Detach and Mail in the Envelope Provided


  [X]  Please mark your votes
       as in this example using
       dark ink only.

                                FOR all the
                                 nominees
                              listed at right        WITHHOLD authority
                           (except as marked to   to vote for all nominees
                            the contrary below)        listed at right         Nominees:
PROPOSAL 1 -
    Election of                     [ ]                      [ ]                 John E. Ahern
    Directors:                                                                   Robert G. Brown
                                                                                 Cheryl L. Clarkson
                                                                                 R. John Fletcher
                                                                                 James E. Lock, M.D.
                                                                                 Francis J. Martin
                                                                                 Harry A. Schult

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A
LINE THROUGH THAT NOMINEE'S NAME AT RIGHT.
                                                                          FOR    AGAINST   ABSTAIN
PROPOSAL 2 -
    To amend the Company's 1996 Stock Option Plan for Non-Employee        [ ]      [ ]       [ ]
    Directors to (i) increase the number of shares underlying each option granted thereunder to newly elected directors from 15,000 to 20,000 shares, (ii) grant an option thereunder, following each annual meeting of stockholders, to purchase 2,000 shares to each eligible director who served as the chairperson of a
    committee of the Board of Directors during the fiscal year preceding such annual meeting and (iii) grant an option
    thereunder, following each annual meeting of stockholders, to purchase 1,000 shares to each eligible director who served as a member of a committee of the Board of Directors (other than the chairperson of such committee) during the fiscal year preceding such annual meeting.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES AND FOR PROPOSAL 2.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AND FOR PROPOSAL 2.



SIGNATURE OF STOCKHOLDER                                  Date:           , 2002
                         -------------------------------       -----------


Note: Please sign exactly as name appears on this proxy, indicating, where proper, official position or representative capacity. If the stock is registered in the names of two or more persons, each should sign. When signing as an executor, administrator, trustee, guardian or attorney, please give full title of such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

                                                                    [EDGAR ONLY]
                                                                      Appendix B

                       NITINOL MEDICAL TECHNOLOGIES, INC.

                1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

1.       PURPOSE

         The purpose of the Nitinol Medical Technologies, Inc. 1996 Stock Option plan for Non-Employee Directors (the "Plan") is to promote the interests of Nitinol Medical Technologies, Inc. (the "Company") and its stockholders by increasing the proprietary and vested interest of non-employee directors in the growth and performance of the Company by granting such directors options to purchase shares of Common Stock, par value $.001 per share (the "Shares"), of the Company.

2.       ADMINISTRATION

         The Plan shall be administered by the Company's Board of Directors (the "Board"). Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Board shall have no discretion with respect to the selection of directors to receive options, the number of Shares subject to any such options, the purchase price thereunder or the timing of grants of options under the Plan. The determinations of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

         It is the intention of the Company that the Plan comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the extent applicable, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3. If any Plan provision is later found not to be in compliance with such Rule, such provision shall be deemed null and void. From and after the date that the Company first registers a class of equity securities under Section 12 of the Exchange Act, no director may or sell shares received upon the exercise of an option during the six month period immediately following the grant of the option.

3.       ELIGIBILITY

         The class of individuals eligible to receive grants of options under the Plan shall be directors of the Company who are not employees of the Company or its affiliates, who do not otherwise receive compensation from the Company or its affiliates (other than compensation received solely for services rendered as a director of the Company) and who have not, within one year immediately preceding the determination of such director's eligibility, received any award under any other plan of the Company or its affiliates that entitles the participants therein to acquire stock, stock options or stock appreciation rights of the Company or its affiliates (other than any other plan under which participants' entitlements are governed by provisions meeting the requirements of Rule 16b-3(c)(2)(ii) promulgated under the Securities Exchange Act of 1934) ("Eligible Directors"). Any holder of an option granted hereunder shall hereinafter be referred to as a "Participant."

4.       SHARES SUBJECT TO THE PLAN

         Subject to adjustment as provided in Section 6, an aggregate of 150,000 Shares, as such Shares were constituted on the date of approval of the Plan by the Company's Board of Directors, shall be available for issuance upon the exercise of options granted under the Plan. The Shares deliverable upon the exercise of options may be made available from authorized but unissued Shares or treasury Shares. If any option granted under the Plan shall terminate for any reason without having been exercised, the shares subject to, but not delivered under, such option shall be available for other options.

5.       GRANT, TERMS AND CONDITIONS OF OPTIONS

         (a) Subject to approval of the Plan by the stockholders of the Company as provided in Section 9 hereof, on the date that a registration statement (the "Registration Statement") with respect to the Common Stock is declared effective by the Securities Exchange Commission (the "SEC") each Eligible Director will be granted an option hereunder to purchase 10,000 Shares. The options granted to such Eligible Directors shall be subject to vesting in equal monthly installments over a period of three years commencing with the date of grant; provided, that only whole shares may be issued pursuant to the exercise of any option.

         (b) Upon first election or appointment to the Board, each newly elected Eligible Director will be granted an option to purchase 10,000 Shares. Any such options granted to newly elected Eligible Directors shall be subject to vesting in equal monthly installments over a three year period commencing with the date of the election of such Eligible Director to the Board; provided, that only whole shares may be issued pursuant to the exercise of any option.

         (c) Immediately following each Annual Stockholders Meeting, commencing with the meeting following the close of fiscal year 1996, each Eligible Director, other than an Eligible Director first elected to the Board within the 12 months immediately preceding and including such meeting, will be granted an option to purchase 2,500 Shares as of the date of such meeting. The options granted to such Eligible Directors shall be fully vested six months after the date of grant.

         (d) The options granted will be nonstatutory stock options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and shall have the following terms and conditions:

         (i) PRICE. The purchase price per Share deliverable upon the exercise of each option shall be 100% of the Fair Market Value per Share on the date the option is granted. For purposes of this Plan, Fair Market Value of the options granted pursuant to Section 5(a) hereof shall be deemed to be the initial public offering price per share of Common Stock as set forth in the final Prospectus filed with the SEC in connection with the Registration Statement, and Fair Market Value of all other options shall be the closing sales price as reported on the NASDAQ

National Market on the date in question, or, if the Shares shall not have traded on such date, the closing sales price on the first date prior thereto on which the Shares were so traded.

         (ii) PAYMENT. Payment of the purchase price shall be made in full at the time the notice of exercise of the option is delivered to the Company and shall be in cash, bank certified or cashier's check for the Shares being purchased.

         (iii) EXERCISABILITY AND TERM OF OPTIONS. Subject to any vesting requirements, options shall be exercisable in whole or in part at all times during the period beginning on the date of grant until the earlier of ten years from the date of grant and the expiration of the one year period provided in paragraph (iv) below.

         (iv) TERMINATION OF SERVICE AS ELIGIBLE DIRECTOR. Upon termination of a participant's service as a Director for any reason, all outstanding options which have become vested as of the date of termination shall be exercisable in whole or in part for a period of one year from the date upon which the participant ceases to be a Director, provided that in no event shall the options be exercisable beyond the period provided for in paragraph (iii) above.

         (v) NONTRANSFERABILITY OF OPTIONS. No option may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant otherwise than by will or the laws of descent and distribution, and during the lifetime of the Participant to whom an option is granted it may be exercised only by the participant or by the Participant's guardian or legal representative. Notwithstanding the foregoing, options may be transferred pursuant to a qualified domestic relations order.

         (vi) LISTING AND REGISTRATION. Each option shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the Shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of Shares thereunder, no such option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board.

         (vii) OPTION AGREEMENT. Each option granted hereunder shall be evidenced by an agreement with the Company which shall contain the terms and provisions set forth herein and shall otherwise be consistent with the provisions of the Plan.

6.       ADJUSTMENT OF AND CHANGES IN SHARES

         In the event of a stock split, stock dividend, subdivision or combination of the Shares or other change in corporate structure affecting the Shares, the number of Shares authorized by the Plan shall be increased or decreased proportionately, as the case may be, and the number of Shares subject to any outstanding option shall be increased or decreased proportionately, as the case may be, with appropriate corresponding adjustment in the purchase price per Share thereunder.

7.       NO RIGHTS OF STOCKHOLDERS

         Neither a Participant nor a Participant's legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company in respect of any Shares purchasable upon the exercise of any option, in whole or in part, unless and until certificates for such Shares shall have been issued.

8.       PLAN AMENDMENTS

         The Plan may be amended by the Board, as it shall deem advisable or to conform to any change in any law or regulation applicable thereto; provided, that the Board may not, without the authorization and approval of stockholders of the Company: (i) increase the number of Shares which may be purchased pursuant to options hereunder, either individually or in the aggregate, except as permitted by Section 6, (ii) change the requirement of Section 5(d) that option grants be priced at Fair Market Value, except as permitted by Section 6,
(iii) modify in any respect the class of individuals who constitute Eligible Directors or (iv) materially increase the benefits accruing to Participants hereunder. The provisions of Sections 3 and/or 5 may not be amended more often than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules under either such statute.

9.       EFFECTIVE DATE AND DURATION OF PLAN

         The Plan shall become effective on the date that the Registration Statement is declared effective by the SEC so long as it is approved by the holders of a majority of the Company's outstanding shares of voting capital stock at any time within 12 months before or after the adoption of the Plan by the Board. Unless sooner terminated by the Board, the Plan shall terminate ten years from the earlier of (a) the date on which the Plan is adopted by the Board or (b) the date on which the Plan is approved by the stockholders of the Company. No option may be granted after such termination or during any suspension of the Plan. The amendment or termination of the Plan shall not, without the consent of the option holder, alter or impair any rights or obligations under any option theretofore granted under the Plan.

                                NMT MEDICAL, INC.

                                 Amendment No. 1

                                       to

                1996 Stock Option Plan for Non-Employee Directors


The 1996 Stock Option Plan for Non-Employee Directors (the "Plan") of NMT Medical, Inc., is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the Plan):

1. The first sentence of Section 4 of the Plan shall be deleted in its entirety and replaced with the following:

               "Subject to adjustment as provided in Section 6, an aggregate of 225,000 Shares, as such Shares were constituted on the date of approval of the Plan by the Company's Board of Directors, shall be available for issuance upon the exercise of options granted under the Plan."

2. The first sentence of Section 5(b) of the plan shall be deleted in its entirety and replaced with the following:

               "Upon first election or appointment to the Board, each newly elected Eligible Director will be granted an option to purchase 15,000 Shares."

3. The first sentence of Section 5(c) of the Plan shall be deleted in its entirety and replaced with the following:

               "Immediately following each Annual Stockholders Meeting, commencing with the meeting following the close of fiscal year 1996, each Eligible Director, other than an Eligible Director first elected to the Board within the 12 months immediately preceding and including such meeting, will be granted an option to purchase 5,000 Shares as of the date of such meeting."

Except as aforesaid, the Plan shall remain in full force and effect.

               Adopted by the Board of Directors on April 26, 2001
                  Approved by the Stockholders on June 7, 2001.